                                 EXHIBIT 23 (i)

                       The Law Office of Edward Fackenthal
                          Ste 209 One Montgomery Plaza
                              Norristown, Pa. 19401

                                                                October 30, 2006

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

     Re: Opinion of Counsel

Dear Ladies & Gentlemen:

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.


                                        BY: /s/ Edward Fackenthal
                                            ------------------------------------
                                            Edward Fackenthal